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                                                                  EXHIBIT 5.1

                      [GARDERE & WYNNE, L.L.P. LETTERHEAD]



(214) 999-3000



                               December 30, 1996



TransTexas Gas Corporation
1300 East North Belt
Suite 310
Houston, Texas 77032-2949

Gentlemen:

        We have served as counsel for TransTexas Gas Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 250,000 shares of Common Stock, $0.01 par value, of the Company (the "Shares") to be sold by Jefferies & Company, Inc.

        With respect to the foregoing, we have examined such documents and questions of law as we have deemed necessary to render the opinion expressed below.

        Based upon the foregoing, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and further consent to the use of our name in the Registration Statement and the Prospectus included therein under the heading "Legal Matters."

                                       Very truly yours,

                                       GARDERE & WYNNE, L.L.P.


                                       By: /s/ C. ROBERT BUTTERFIELD
                                          ----------------------------------
                                           C. Robert Butterfield, Partner